UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2006

MORGAN BEAUMONT, INC.

(Exact name of Registrant as specified in charter)

NEVADA	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6015 31st Street East, Bradenton, FL 34203

(Address of principal executive offices)

Registrant's Telephone Number, Including Area Code: 941-753-2875

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions (see General Instructions A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(cf) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8 Other Events.

(a) Financial Services Agreement with Competisys.

On June 8, 2006, we entered into that certain Financial Services Agreement with Competisys Corporation ("Competisys") pursuant to which we will participate in the programs which Competisys is developing and implementing under its agreement with Mexican American Grocers Association ("MAGA") which includes, but not limited to, the installation and operation of Internet-enabled financial services kiosks and other networked devices at MAGA-affiliated retail locations. Under this agreement, we will provide necessary development and provisioning on our SIRE Network to integrate the SIRE network with the Kiosks and other networked devices so Discover Card products can be purchased by consumers and have value loaded on them at any of the Kiosk or other devices located in any MAGA-affiliated retail locations. We will pay Competisys a transaction fee every time the Kiosk is used to purchase or make use of our non-banking financial services, and every time a load or reload transaction is performed. A copy of this agreement is attached as Exhibit 9.1 to our Form SB2A filed with the SEC on June 14, 2006.

(b) Agreement with Recarga Express S.L.

On June 8, 2006 we also entered into that certain agreement with Recargaexpress S.L. ("Recargaexpress") pursuant to which our SIRE Network will serve as a purchase and loading point of Recargaexpress' customers in the United States. Recargraexpress' Spanish network of 7,500 direct retail locations will become part of our SIRE Network and an additional 40,000 indirect retail locations will have the opportunity to opt-in and become part of the SIRE Network. We will also be working with Recargaexpress to develop an international stored value product that will offer a number of value added services designed for the international customer. Recargaexpress will pay us the fees and expenses for the services we will provide under this agreement. We will also pay a commission to our Distributors for the fees charged to consumers using any Discover Stored Value Card products which are sold on our Network. A copy of this agreement is attached hereto as Exhibit 8.1.1.

(c) Profile Update.

We have updated our profile which can be found on our website at http://www.morganbeaumont.com. Our profile includes discussions of our business, operating and growth strategies, historical financial information, industry information, recent developments and more. A copy of our updated profile is attached hereto as Exhibit 8.1.2.

(d) Appointment of CFO

On June 15, 2006, we appointed Alec Brophy as our interim Chief Financial Officer as the replacement for our former CFO, Ted Misiewicz. Mr. Brophy is currently the President and Chief Executive Officer of OiWare, Inc., a software company focusing on Sarbanes-Oxley Act of 2002 compliance solutions. He is also a partner in an outsourced accounting firm, ISA Solution, LLC, which specializes in the needs of small business owners. Before joining OiWare and ISA Solutions, LLC, Mr. Brophy served as Vice President of Finance and Administration of the Tampa Bay Partnership for Regional Economic Development, Inc., where he directed the financial affairs of the organization including financial planning and related policies, accounting practices, external financial reporting and administering human resource functions as well as the organization's office and technology systems. Mr. Brophy is a board member of the Florida Institute of Certified Public Accountants, West Coast Chapter. Mr. Brophy holds a bachelor's degree in accounting from the University of South Florida and is a 2005 graduate of the Eckerd College's Leadership Development Program.

(e) Press Releases.

On June 5, 2006, we issued a press release announcing the agreement with DFS to issue Discover® Network Cards, as more particularly described in our Form 8-K filed with the SEC on May 11, 2006. A copy of this press release is attached hereto as Exhibit 8.2.1.

On June 9, 2006, we issued a press release announcing the exclusive agreement with Competisys & MAGA, as more particularly described above. A copy of this press release is attached hereto as Exhibit 8.2.2.

On June 15, 2006, we issued two press releases; the first press release announcing the update to our profile, as more particularly described above in Items (c), and a second press release announcing the agreement with Recargaexpress S.L., as more particularly described above in Items (b). A copy of these two press releases is attached hereto as Exhibit 8.2.3. and Exhibit 8.2.4., respectively.

On June 16, 2006, we issued a press release announcing our appointment of an interim CFO, as more particularly described above. A copy of this press release is attached hereto as Exhibit 8.2.4.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MORGAN BEAUMONT, INC.

By:	/s/ Clifford Wildes
Print:	Clifford Wildes
Title:	CEO, Treasurer and Director
Dated:	June 19, 2006

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
8.1.1.	Agreement with Recarga Express S.L.
8.1.2.	Updated Profile
8.2.1.	Press Release issued June 5, 2006
8.2.2.	Press Release issued June 9, 2006
8.2.3.	Press Release issued June 15, 2006
8.2.4.	Press Release issued June 15, 2006
8.2.5.	Press Release issued June 16, 2006

4